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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):   September 8, 1997


                          CHICAGO MINIATURE LAMP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        OKLAHOMA                      0-25848                 73-1412000
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(State of Incorporation)            (Commission              (IRS Employer
                                    File Number)           Identification No.)


500 CHAPMAN STREET, CANTON, MASSACHUSETTS                  02021
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(Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code:  (617) 828-2948


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ITEM 2. ACQUISITION OF ASSETS

         On September 8, 1997, Chicago Miniature Lamp, Inc. (the "Company" or "CML"), acting through a newly-incorporated subsidiary, Chicago Miniature Lamp-Sylvania B.V., consummated the purchase of all of the outstanding shares of capital stock of Sylvania Lighting International, B.V. ("SLI"), a privately held company headquartered in Geneva, Switzerland for $161.5 million cash, financed with the Company's internal cash and a $250.0 million credit facility provided by BankBoston. There was no relationship between the Selling Stockholders of SLI and the Company or any of its officers, directors, or affiliates. The Company intends to continue and expand the operations of SLI as presently being conducted. The acquisition of SLI is being treated as a purchase for accounting purposes and upon allocation of the purchase price SLI expects to reflect a net equity of approximately $161.5 million.

         SLI is an integrated designer, manufacturer and seller of lighting systems which are comprised of lamps and fixtures. SLI manufactures and offers a complete range of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, and special lamps) and a complete range of fixtures to meet the lighting needs of its customers, which include architects, designers, consultants, specifiers, installers, contractors, wholesale distributors, OEMs, and retailers. SLI's product portfolio is sold under several brands, most notably the "SYLVANIA" name, for which SLI has rights in all regions with the exception of North America. For its years ended December 31, 1996 and 1995 SLI reported revenues of approximately $610.0 and $625.0 million respectively, and EBIT (before extraordinary charges) of $6.1 and $19.2 million respectively. SLI believes that it has an approximate 11% market share in lamps, and is the third largest lighting company in Western Europe. SLI manufactures approximately 90% of all its product requirements in-house through 13 plants in nine countries; eight plants are in Europe and five are in Latin America and Australia. SLI does not currently have a miniature lighting line, and its products do not overlap those of CML. CML and SLI are complementary from both a product line and geographical standpoint. The Company intends in the future to capitalize on the combined strengths and attributes of both CML and SLI.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

1) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable at this time to provide the required financial statements for the businesses acquired in the acquisition described in Item 2 above. The Registrant is in the process of preparing those financial statements. None are available at this time. It is anticipated that such financial statements will be available within 60 days from the date of this report, and in any event will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.

2) PRO FORMA FINANCIAL INFORMATION. No pro forma financial information with respect to the acquisition described in Item 2 above is available at this time. It is anticipated that the required pro forma financial information will be available within 60 days from the date of this report, and in any event will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.

3)      EXHIBITS.
        10.1 Copy of Stock Purchase Agreement dated September 4, 1997 between SLI, its stockholders and the Company.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               CHICAGO MINIATURE LAMP, INC.


                                               By: /s/ Ronald S. Goldstein
                                                   ----------------------------
                                                   Ronald S. Goldstein
                                                   Treasurer


Dated: September 22, 1997